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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No.'s 333-34272 and 333-34270) of Cabot Microelectronics Corporation of our report dated October 25, 2001, except for paragraphs 2, 3 and 4 of Note 4, as to which the date is December 12, 2001, relating to the financial statements and financial statement schedule, which appears in this Form 10-K.

                                          /s/ PRICEWATERHOUSECOOPERS LLP
Chicago, Illinois
December 14, 2001

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